SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 18, 2024

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer complied with the $2,500,000 minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), because the Company’s stockholders’ equity as reported in its Form 10-Q for the period ended March 31, 2024 did not meet the required minimum, and as of the date of the Notice, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations (together with the Stockholders’ Equity Requirement, the “Listing Rule”). On July 18, 2024, the Company received notice from Nasdaq granting its request for an extension of time to regain compliance with the Stockholders’ Equity Requirement until November 19, 2024.

On November 18, 2024, the Company received a notice from Nasdaq notifying the Company that, based on its Form 10-Q for the period ended September 30, 2024, evidencing stockholders’ equity of $8,503,876, the Nasdaq staff determined that the Company complies with the Listing Rule and this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer